Exhibit 99.1

B2Digital Gains Official License to Expand B2 Fighting Series LIVE MMA to Georgia

TAMPA, FL, January 28, 2021 (GLOBE NEWSWIRE) – via NEWMEDIAWIRE – B2Digital, Incorporated (the “Company”, “B2”, or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), is excited to announce that the Company has acquired an official license from the Georgia Athletic Commission to hold and operate fights in the state.

“We continue to expand our geographic footprint to bring in more fans and fighters and widen our brand reach, which drives excitement and value across segments,” commented Greg P. Bell, Chairman & CEO of B2Digital. “Georgia is legendary for its sports culture, and we see B2 MMA thriving there as a natural fit. We look forward to our first live Georgia fight night event in April!”

The Company is now licensed in twelve (12) total U.S. states. Fight events in Georgia will take place under the Strikehard Productions brand, which has a strong reputation in the region, with 58 successful fight nights completed over recent years in Alabama, Tennessee, and Mississippi.

The first event in Georgia, tentatively called “Strikehard 60”, is scheduled to take place on Saturday, April 17 in Macon, GA.

Matt Woodruff, Executive Director, Georgia Athletic and Entertainment Commission, added, “Georgia is excited to bring the B2 Fighting Series into our great state. We are working to bring MMA brands into the state, and the B2 brand has a reputation for great action and excellent event management, making it a tremendous fit in Georgia. We have some of the world’s best fans and we look forward to kicking things off in April in a manner that delivers value to our communities while maintaining necessary safety and health standards for everyone involved.”

About B2Digital Inc.
With extensive background in entertainment, television, video, and technology, B2Digital (OTC: BTDG) is now forging ahead and becoming a full-service live event sports company. Capitalizing on the combination of B2Digital CEO Greg P. Bell’s expertise and involvement with more than 40,000 live events over his career for major sports leagues and entertainment venues, B2Digital is in the process of developing and acquiring MMA and sports-related companies to build an integrated Premier Development League, Expand the B2 Official Training Facility Program Network and Continue the growth of the B2 Social Media Network for the multibillion-dollar mixed martial arts (“MMA”) industry.

B2Digital intends to create and develop league champions that will move on to the MMA major leagues from the Company’s B2 Fighting Series brand. Each year, the top fighters will be invited to the annual B2 Fighting Series National Championship live event.

B2Digital has developed and deployed the systems and technologies for the operation of the B2 Fighting Series, “B2FS”. This includes social media marketing, event management, digital ticketing sales, digital video distribution, digital marketing, PPV, FTV (Free to View), merchandise sales, brand management and financial control systems. B2Digital owns all rights for TV, internet, social media, media, merchandising and trademarks, and branding for the B2Digital companies.

For more information about B2Digital, visit the Company’s website at www.b2digitalotc.com.

B2Digital has a growing social media presence. Follow us on:
Twitter: @B2digitalOTC
Facebook: https://m.facebook.com/b2digitalotc/

B2Digital: MMA’s Premier Development League
www.b2digitalotc.com

B2 Fighting Series Pay Per View Link
www.b2mma.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Press Release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:
information@b2fs.com

Public Relations:
Tiger Marketing & Branding Agency
info@TigerGMP.com